EXHIBIT 23.1

              INDEPENDENT AUDITORS CONSENT OF SHEARER TAYLOR & CO.

                      [LETTERHEAD OF SHEARER TAYLOR & CO.]



We have issued our report dated February 5, 1999, accompanying the consolidated financial statements of First M&F Corporation incorporated by reference in the Annual Report of First M&F Corporation on Form 10-K for the year ended
December 31, 1998. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-4 and to the use of our name as it appears under the caption "Experts".

/s/ Shearer, Taylor & Co., P.A.

Ridgeland, Mississippi
August 20, 1999